Exhibit 31.2

CERTIFICATION

I, Richard J. Tajak, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2007 (this “report”) of APP Pharmaceuticals, Inc. (“registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2008

/S/ RICHARD J. TAJAK
Richard J. Tajak Chief Financial Officer